DEFINITIVE

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AMDL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AMDL, INC.
2492 Walnut Avenue, Suite 100
Tustin, California 92780
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 27, 2004
10:00 a.m.
____________________

     The Annual Meeting of Stockholders of AMDL, Inc. will be held at the offices of Preston Gates & Ellis LLP, 1900 Main Street, Suite 600, Irvine, California 92614 on Monday, September 27, 2004, at 10:00 a.m., local time, to consider and vote upon:

1.	The election of five directors to hold office until the next Annual Meeting of stockholders or until their successors are duly elected and qualified;

2.	The approval of our 2004 Stock Option Plan;

3.	The approval of a proposal to authorize and approve the issuance by AMDL of up to 6,500,000 shares of our common stock, which amount is approximately 30% of our issued and outstanding shares, at a price per share less than the market price as of the date of issuance;

4.	The ratification of our appointment of Corbin & Company, LLP as our independent public accountants; and

5.	Such other business as may properly come before the Annual Meeting.

     Our board of directors has fixed the close of business on August 9, 2004 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please mark, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

     Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a proxy.

By order of the board of directors,

President, Chief Executive Officer and Secretary

August 19, 2004
Tustin, California

ANNUAL MEETING OF STOCKHOLDERS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MATTERS TO BE ACTED UPON
ITEM 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
ITEM 2. APPROVAL OF THE 2004 STOCK OPTION PLAN
ITEM 3: PROPOSAL TO AUTHORIZE THE ISSUANCE OF UP TO 6,500,000 SHARES BELOW CURRENT MARKET PRICES
ITEM 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
ITEM 5: OTHER MATTERS
INDEPENDENT ACCOUNTANTS
PROPOSALS FOR THE NEXT ANNUAL MEETING
COMMUNICATION WITH THE BOARD OF DIRECTORS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
FINANCIAL AND OTHER INFORMATION
REQUEST TO RETURN PROXIES PROMPTLY
AMDL, INC. PROXY — 2003 ANNUAL MEETING
ITEM 1: ELECTION OF DIRECTORS
ITEM 2: APPROVAL OF 2004 STOCK OPTION PLAN
ITEM 3: APPROVAL OF STOCK ISSUANCE PROPOSAL
ITEM 4: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
ITEM 5: OTHER MATTERS

AMDL, INC.
____________________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
____________________

About the Annual Meeting

     Why have I received these materials?

     This proxy statement is furnished by our board of directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on September 27, 2004 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon the election of five (5) directors, the approval of our 2004 Stock Option Plan, the approval of a proposal to authorize and approve the issuance of up to 6,500,000 shares of our common stock at a discount of up to 25% below the market price at the time of issuance, the approval of Corbin & Company, LLP as our independent auditors, and to consider such other business as may properly come before the Annual Meeting. We are sending this proxy statement and the accompanying proxy to our stockholders on or about August 20, 2004.

     Who is soliciting my proxy and who will bear the expense of solicitation?

     The proxy is solicited on behalf of our board of directors. The original solicitation will be by mail. Following the original solicitation, our board of directors expects that certain individual stockholders will be further solicited through telephone or other oral communications from the board of directors. The board of directors does not intend to use specially engaged employees or paid solicitors. The board of directors intends to solicit proxies for shares that are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. We will bear all solicitation expenses.

     How do I vote by proxy?

     The enclosed proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which your shares are to be voted with respect to such matters. By appropriately marking the boxes, you may specify whether the proxies shall vote for or against or shall be without authority to vote the shares represented by the proxy. The proxy also confers upon the proxies discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

     If the proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the proxy will be voted. Where you specify a choice with respect to the matter to be acted upon, your shares will be voted in accordance with your request. If you return your signed proxy but do not indicate your voting preferences, the proxy holder will, on your behalf, vote FOR the election of each of the directors nominated by the board and FOR the [three] other proposals described in this proxy statement. You have the right to revoke your proxy any time before the meeting by (1) notifying our Secretary, or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

     Who is entitled to vote at the Annual Meeting?

     The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of our common stock. The close of business on August 9, 2004 has been fixed by our board of directors as the record date. Only stockholders of record as of the record date may vote at the Annual Meeting. As of the record date, we had 21,892,748 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

     What constitutes a quorum for purposes of the Annual Meeting?

     A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the Annual Meeting. The affirmative vote by holders of a plurality of the shares of our common stock represented at the meeting is required for the election of directors, provided a quorum is present in person or by proxy. Provided a quorum is present in person or by proxy, all other actions proposed herein, other than the election of directors, may be taken upon the affirmative vote of stockholders possessing a majority of the voting power represented at the Annual Meeting.

     How are votes counted?

     A plurality of the shares voting is required to elect directors. This means that if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected. In counting votes on the election of directors, abstentions, broker non-votes (i.e. shares hold of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise authority to vote the shares in its discretion) and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.

     The approval of 2004 Stock Option Plan will require approval of a majority of the outstanding shares, i.e., the affirmative vote of a majority of the votes cast by the holders of common stock present in person or represented by proxy at the 2004 Annual Meeting and entitled to vote, provided that the total votes cast represent more than 50% of the voting power of all shares entitled to vote on this proposal. In tabulating the vote, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote (except to the extent that they result in a failure to obtain total votes cast on the proposal representing more than 50% in voting power of all shares entitled to vote on the proposal).

     Approval of the proposal to issue shares at a discount will require the affirmative vote of a majority of the votes cast by the holders of common stock present in person or represented by proxy at the 2004 Annual Meeting and entitled to vote. In counting votes on this matter, abstentions will be counted as votes against the matter and broker non-votes will be counted as not voted on the matter.

     The proposal to ratify the appointment of our independent public accountants and any other matter to be voted upon at the meeting will be approved if a majority of the shares present or represented at the meeting and entitled to vote on the proposal are voted in favor of such matter. In counting votes on each such matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted on the matter. Shares that are not voted will be deducted from the total shares of which a majority is required.

     Our Annual Report to Stockholders for the fiscal year ended December 31, 2003, including financial statements, is being mailed together with this proxy statement to all stockholders of record as of August 9, 2004. In addition, we have provided brokers, dealers, banks, voting trustees, and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of August 9, 2004.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the beneficial ownership of our shares of common stock as of August 4, 2004 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

			Percentage
Name and Address (1)	Number of Shares		Owned
Gary L. Dreher	4,155,500	(2)	17.3%

William M. Thompson III, M.D.	415,191	(3)	1.9%
408 Town Square Lane
Huntington Beach, CA 92648

Douglas C. MacLellan	295,500	(4)	1.3%
8324 Delgany Avenue
Playa del Rey, CA 90293

Edward R. Arquilla, M.D., Ph.D.	304,820	(5)	1.4%
Department of Pathology
University of California – Irvine
Irvine, CA 92697

Marvin E. Rosenthale, Ph.D.	225,000	(6)	1.0%
6808 Queenferry Circle
Boca Raton, FL 33496

Arthur S. Rosten	224,000	(7)	1.0%

Chinese Universal Technologies Co., Ltd.	2,000,000	(8)	9.1%
7F-3B1, 61 SEC GUN GYI Road
403 Taichuna, Taiwan

All Directors and Officers	5,620,011		22.1%
as a group (6 persons)

(1)	Unless otherwise indicated, address is 2492 Walnut Avenue, Suite 100, Tustin, California, 92780.

(2)	Includes 300,000 shares of common stock issuable upon the exercise of options at $1.75 per share, 100,000 shares of common stock issuable upon the exercise of options at $1.00 per share, 350,000 shares of common stock issuable upon the exercise of options at $4.00 per share, 100,000 shares of common stock issuable upon the exercise of options at $2.25 per share, 350,000 shares of common stock issuable upon the exercise of options at $0.48 per share, 245,000 shares of common stock issuable upon the exercise of options at $1.10 per share, and 700,000 shares of common stock issuable upon the exercise of options at $1.23 per share under the 2004 Stock Option Plan which is subject to stockholder approval. Also includes 2,000,000 shares of common stock for which Mr. Dreher serves as a voting co-trustee (see footnotes (9) and (10) below) of which he disclaims beneficial ownership.

(3)	Includes 15,000 shares of common stock issuable upon the exercise of options at $1.75 per share, 20,000 shares of common stock issuable upon the exercise of options at $1.00 per share, 35,000 shares of common stock issuable upon the exercise of options at $4.00 per share, 20,000 shares of common stock issuable upon the exercise of options at $2.25 per share, 65,000 shares of common stock issuable upon the exercise of options at $0.48 per share, 40,000 shares of common stock issuable upon the exercise of options at $1.10 per share, and

200,000 shares of common stock issuable upon the exercise of options at $1.23 per share under the 2004 Stock Option Plan which is subject to stockholder approval.

(4)	Includes 15,000 shares of common stock issuable upon the exercise of options at $1.75 per share, 20,000 shares of common stock issuable upon the exercise of options at $1.00 per share, 35,000 shares of common stock issuable upon the exercise of options at $4.00 per share, 20,000 shares of common stock issuable upon the exercise of options at $2.25 per share, 65,000 shares of common stock issuable upon the exercise of options at $0.48 per share, 40,000 shares of common stock issuable upon the exercise of options at $1.10 per share, and 100,000 shares of common stock issuable upon the exercise of options at $1.23 per share under the 2004 Stock Option Plan which is subject to stockholder approval.

(5)	Includes 15,000 shares of common stock issuable upon the exercise of options at $1.75 per share, 20,000 shares of common stock issuable upon the exercise of options at $1.00 per share, 35,000 shares of common stock issuable upon the exercise of options at $4.00 per share, 20,000 shares of common stock issuable upon the exercise of options at $2.25 per share, 65,000 shares of common stock issuable upon the exercise of options at $0.48 per share, 40,000 shares of common stock issuable upon the exercise of options at $1.10 per share, and 100,000 shares of common stock issuable upon the exercise of options at $1.23 per share under the 2004 Stock Option Plan which is subject to stockholder approval.

(6)	Includes 50,000 shares of common stock issuable upon the exercise of options at an exercise price of $2.39 per share, 35,000 shares of common stock issuable upon the exercise of options at $0.48 per share, 40,000 shares of common stock issuable upon the exercise of options at $1.10, per share and 100,000 shares of common stock issuable upon the exercise of options at $1.23 per share under the 2004 Stock Option Plan which is subject to stockholder approval.

(7)	Includes 4,000 shares of common stock issuable upon the exercise of options at $2.25 per share, 75,000 shares of common stock issuable upon the exercise of options at $0.48 per share, 70,000 shares of common stock issuable upon the exercise of options at $1.10 per share, and 70,000 shares of common stock issuable upon the exercise of options at $1.23 per share and 5,000 options exercisable at $.97 per share under the 2004 Stock Option Plan which is subject to stockholder approval.

(8)	The Company believes that one or more individuals may be deemed to share beneficial ownership in these shares due to their control of Chinese Universal Technologies Co., Ltd. The Company is unable to ascertain who those individuals or entities might be. These same 2,000,000 shares of common stock are subject to a Voting Trust Agreement dated as of December 14, 2000 pursuant to which Dr. Fong-Lin Huang and Gary L. Dreher serve as voting co-trustees. The Voting Trust Agreement provides that during its 10 year term, (i) the voting trustees shall not be required to elect to cumulatively vote the shares subject to the voting trust, (ii) Mr. Dreher or his successor shall always, in any election of directors, vote in favor of one nominee of Chinese Universal Technologies Co., Ltd., and (iii) on all other matters coming before the stockholders, the voting trustees shall be required to vote unanimously in favor (or opposed or in abstention) with regard to all such matters, otherwise such vote shall not be counted as having been voted on a proposal, except that the vote or proxy of only one trustee shall be required to count the shares as present for purposes of establishing a quorum.

MATTERS TO BE ACTED UPON

ITEM 1: ELECTION OF DIRECTORS

Directors

     Our Certificate of Incorporation gives our board of directors the power to set the number of directors at no less than three or more than nine. The size of our board is currently set at five. The directors elected at the Annual Meeting will serve until the next Annual Meeting of stockholders. The five nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted.

     Our board of directors has nominated five (5) directors to be elected at the Annual Meeting to be held on September 27, 2004. These nominees are William M. Thompson, III, M.D., Gary L. Dreher, Edward R. Arquilla, M.D., Ph.D., Douglas C. MacLellan and Marvin E. Rosenthale, Ph.D. All of the nominees currently sit on our board of directors. Our board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by our board of directors or the number of directors may be reduced accordingly.

     The following table sets forth the name and age of each nominee for director, the year he was first elected a director and his position(s) with AMDL.

		Year First
Name	Age	Elected	Position
William M. Thompson III, Ph.D.	76	1989	Chairman of the board of directors
Gary L. Dreher	57	1999	President, Chief Executive Officer, Secretary and Director
Douglas C. MacLellan	48	1992	Director
Edward R. Arquilla, M.D., Ph.D.	81	1997	Director
Marvin E. Rosenthale, Ph.D.	70	2002	Director

     Dr. Thompson has been one of our directors since June 1989, Chairman since 1991, and he was CEO during the years 1992-1994. He is currently Medical Director of PPO Next and a member of the clinical surgical faculty of U. C. Irvine School of Medicine. Dr. Thompson has practiced medicine for over 40 years, in general practice, general surgery and trauma surgery. Previously he practiced patent law and worked in the pharmaceutical industry in research, law and senior management for 13 years. During his medical career, he was founding Medical Director of Beach Street and August Healthcare Companies during a 25-year association with the managed care (PPO) industry. Dr. Thompson has also served on the OSCAP Board of SCPIE, the malpractice carrier for 20 years and chaired its Claims Committee. He has been heavily involved with organized medicine and hospital staff management over many years and was a principal architect of the paramedic and emergency systems of Orange County, CA.

     Mr. Dreher joined AMDL in January 1998 as Vice President of Sales and Marketing. Mr. Dreher has served as our President and as a member of our board of directors since February 1999. He was elected Secretary in March 2004. From 1993 to 1997, Mr. Dreher served as President of Medical Market International of Yorba Linda, California, a marketing and management services company he co-founded. From 1991 to 1993, Mr. Dreher served as Vice President of Sales and Marketing for Apotex Scientific of Arlington, Texas, a division of Canada’s largest pharmaceutical company. Mr. Dreher also currently serves on the board of directors of Optimum Care Corporation.

     Mr. MacLellan has been one of our directors since September 1992. From May 1992 to the present, Mr. MacLellan has served as President and Chief Executive Officer of The MacLellan Group, Inc., a privately held financial advisory firm. Since May 1997, Mr. MacLellan has also served as a director and co-founder of Datalex Corporation, a Canadian based millennium software solution provider. From November 1996 to February 1998, Mr. MacLellan was a member of the board of directors and Investment Committee of the Strategic East European Fund. From November 1995 to March 1998, Mr. MacLellan was President, Chief Executive Officer and a director of PotraCom Wireless, Inc., a publicly held Canadian company engaged in the business of developing and operating cellular and wireless telecommunications ventures. Mr. MacLellan is also currently a member of the board of directors of AXM Pharma Inc., an AMEX listed company.

     Dr. Arquilla has been one of our directors since February 1997. From 1959 until 1994, Dr. Arquilla was a full time faculty member in the Department of Pathology at the University of Southern California, the University of California at Los Angeles and the University of California, Irvine. From 1968 to 1986, Dr. Arquilla also served as Professor and Chair of Pathology at U.C. Irvine and Chief of Pathology services at the U.C. Irvine Medical Center.

     Dr. Rosenthale has been one of our directors since May 2002 and served as a member of our Scientific Advisory Board from February 2001 until his election to the board. Dr. Rosenthale currently serves as President and CEO of Pharmaceutical Consultants. From 1994 to 1997, Dr. Rosenthale served as President and CEO of Allergan Ligand Retinoid Therapeutics, Inc., a publicly traded pharmaceutical company. Dr. Rosenthale also serves as a director of Discovery Labs as well as a director of several privately held entities. Dr. Rosenthale holds a B.Sc. in Pharmacy from Philadelphia College of Pharmacy and Science, and M.Sc. in Pharmacology from Philadelphia College of Pharmacy and Science, and a Ph.D. in Pharmacology from Hahnemann Medical College and Hospital.

Executive Officers

     Arthur S. Rosten, Age 56, Chief Financial Officer. Mr. Rosten joined us as our Chief Financial Officer in December 2001. During the prior eight years, Mr. Rosten served in various senior financial executive positions with American Purification, Inc., SDI Capital Resources, Inc. and Le Groupe Equus, all in Newport Beach, California. Earlier in his career, Mr. Rosten was a principal shareholder, President and Chief Financial Officer of Asyst Data Group. From 1971 to 1991, Mr. Rosten was practicing as a Certified Public Accountant in the US and Europe with Spicer & Oppenheim International, Ltd. and as a Chartered Accountant in Canada. He is a licensed CPA in California and a Chartered Accountant in Canada. Mr. Rosten received his Degree of Accountancy in 1971 and Bachelor of Science in 1969 from McGill University, Montreal, Canada.

Board of Directors Meetings and Committees

     Compensation Committee

     The board of directors has established a compensation committee consisting of Mr. MacLellan, Dr. Thompson and Dr. Arquilla. The compensation committee reviews and recommends to the board of directors the compensation and benefits of all of our officers and reviews general policy matters relating to compensation benefits of our employees. The Compensation Committee met once in 2003. Dr. Thompson serves as Chairman of the Compensation Committee.

     Audit Committee

     The board of directors has also established an audit committee consisting of Mr. MacLellan, Dr. Thompson and Dr. Arquilla, each of whom is independent within the meaning of the rules of the American Stock Exchange, including the enhanced independence requirements for audit committee members under Exchange Act Rule 10A-3. The Audit Committee reviews the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls. The board of directors has determined that Mr. MacLellan meets the criteria for an “audit committee financial expert” under SEC rules. The Audit Committee met four times in 2003. Mr. MacLellan serves as the Chairman of the Audit Committee.

     Governance Committee

     The board of directors established a Governance Committee in November 2002. The Governance Committee is responsible for evaluating the size, composition, organization and responsibilities of the board of directors and its committees, establishing procedures for identifying potential nominees for board membership, reviewing candidates for election as directors and annually recommending a slate of directors for approval by the board and election by the

Stockholders, nominate directors for election by the board to fill vacancies and evaluating eligibility for and recommending to the board the membership of its committees. The Governance Committee is comprised of Dr. Rosenthale, Mr. MacLellan and Dr. Thompson, each of whom is independent within the meaning of the rules of the American Stock Exchange. The Governance Committee met once in 2003. Mr. MacLellan serves as the Chairman of the Governance Committee. A current copy of the Governance Committee’s charter is available to be viewed on our website at http://www.amdlcorporate.com/shar.htm.

     The Governance Committee will consider recommendations of nominees from stockholders of that are submitted in accordance with the procedures for nominations set forth under the section entitled “Proposals for the Next Annual Meeting” in this Proxy Statement. In addition, such recommendations should be accompanied by the candidate’s name, biographical data and qualifications and a written statement from the individual evidencing his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Other than as stated herein, we do not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances. Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of the AMDL’s business environment, ability to devote adequate time and effort to board responsibilities and commitments to other public company boards. Other criteria for director candidates considered by the Governance Committee and the board include age, diversity, whether the candidate has any conflicts of interest, whether the candidate has the requisite independence and skills for board and committee service under applicable rules of the SEC and the American Stock Exchange, what the candidate’s skills and experience add to the overall competencies of the Board, and whether the candidate has any special background relevant to AMDL’s business.

     During the fiscal year ended December 31, 2003, there were eight meetings of the board of directors as well as numerous actions taken with the unanimous written consent of the directors. Each of the directors attended, either in person or by telephonic conference, 75% or more of the total meetings of our Board and all such committees on which such director served during fiscal 2003. The board of directors has not adopted a policy that all directors are expected to attend our Annual Meeting of stockholders, and we generally schedule a meeting of the board on the same day as our Annual Meeting of stockholders in order to facilitate attendance of all directors at the Annual Meeting. All five directors attended last year’s Annual Meeting of stockholders.

     Code of Ethics for Financial Professionals. We have adopted a Code of Ethics for Financial Professionals, which has been posted and is available to be viewed on our web site at: http://www.amdlcorporate.com/share.htm.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     Cash Compensation of Executive Officers. The following table sets forth the total compensation earned by the Chief Executive Officer and all other executive officers who earned in excess of $100,000 per annum during any of our last three fiscal years.

	Annual Compensation						Long-Term Compensation
					Other		Common Shares
					Awards		Underlying Options	All Other
Name and Position	Year	Salary ($)		Bonus ($)	Compensation ($)		Granted (#)	Compensation ($)
Gary L. Dreher,	2003	$330,000	(1)	-0-	$15,678	(2)	245,000	-0-
President and CEO	2002	$325,000	(1)	-0-	$28,893	(2)	450,000	-0-
	2001	$248,000	(1)	$75,000	$71,000	(2)	350,000	-0-

Arthur S. Rosten,	2003	$175,000	(3)	$8,000	-0-		70,000	-0-
Chief Financial Officer	2002	$162,240	(3)	-0-	-0-		79,000	-0-
	2001	$7,291		-0-	-0-		-0-	-0-

(1)	Effective January 1, 2001, Mr. Dreher’s compensation was $222,000 per annum; effective September 1, 2001, Mr. Dreher’s compensation was raised to $300,000 per annum; effective March 1, 2002, Mr. Dreher’s compensation was raised to $330,000 per annum; and effective May 1, 2004, Mr. Dreher’s salary was raised to $400,000 per annum.

(2)	The 2003 amount represents $4,500 for golf membership dues, $9,000 for a car allowance and $2,178 for life insurance. The 2002 amount represents an additional payment of $8,880 in respect of taxes on the 2001 purchase of the golf club membership, $8,835 for golf membership dues and other items, $9,000 for a car allowance and $2,178 for life insurance. The 2001 amount represents payments to Mr. Dreher of $59,650 for the purchase of a golf club membership, $9,000 for a car allowance, $1,325 for life insurance and $1,125 for golf membership dues.

(3)	On December 1, 2001, Mr. Rosten became our Chief Financial Officer on a part-time basis at a monthly salary of $7,291. Effective March 1, 2002, Mr. Rosten began serving on a full-time basis at an annual salary of $175,000.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

		% of Total Options
	Number of Securities	Granted to
	Underlying Options	Employees in Fiscal	Exercise or Base	Expiration
Name	Granted	Year (3)	Price ($/Sh)	Date
Gary Dreher,	245,000 (1)	63.3%	$1.10	12/19/08
President and CEO

Arthur S. Rosten,	70,000 (2)	18.1%	$1.10	12/19/08
Chief Financial Officer

(1)	Includes 90,909 options granted as incentive stock options and 154,091 options granted as non-qualified stock options under our 1999 stock option plan. All of these options became exercisable on the date of grant.

(2)	Includes 22,370 options granted as incentive stock options under our 1999 stock option plan and 47,630 options granted as incentive stock options under our 2002 stock option plan. All of these options became exercisable on the date of grant.

(3)	Based on an aggregate of 387,370 options granted to employees in fiscal 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

			Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised In-the-
	Acquired on	Value	Options at FY-End (#)	Money Options at FY-End ($)
Name	Exercise (#)	Realized ($)	Exercisable/Unexerciseable	Exercisable/Unexercisable (1)
Gary Dreher,	0	0	1,695,000/0	$298,000/0
President and CEO

Arthur S. Rosten,	0	0	149,000/0	$43,500/0
Chief Financial Officer

(1)	Based on a price of $1.06 per share, the closing price as reported on the American Stock Exchange on December 31, 2003.

Director Compensation

     Certain members of our board of directors receive cash compensation for their services in 2003 on committees at the rate of $2,000 per month. As Chairman of our compensation, governance and audit committees, Douglas MacLellan received an additional $667 per month through June 30, 2003 and an additional $1,000 per month beginning July 1, 2003. Effective May 1, 2004 all non-employee members of the board of directors receive cash compensation for their services of $3,000 per month. As Chairman of the Governance and Audit Committees, Mr. MacLellan receives an additional $2,000 per month, and as Chairman of the Compensation Committee, Dr. Thompson receives an additional $2,000 per month.

Employment Agreements

     On November 23, 1999, we entered into an employment agreement with Mr. Dreher. The agreement, which has a term of five years, provided for an annual base salary of $222,000 effective January 1, 2000. Effective May 1, 2004, his annual base salary was increased to $400,000.

Change in Control Severance Pay Plan

     On November 15, 2001, our board of directors adopted an Executive Management Change in Control Severance Pay Plan. The director who may become entitled to benefits under the plan did not participate in the deliberations or the vote to approve the plan.

     The plan covers the persons who at any time during the 90-day period ending on the date of a change in control, are employed by the Company as Chief Executive Officer and/or President and are not party to a separate agreement which makes such person ineligible to participate in the plan. These persons become eligible for benefits under the plan if (1) (a) the Company terminates his or her employment for any reason other than his or her death or cause (as defined in the plan) or (b) the person terminates his or her employment with the Company for good reason (as defined in the plan) and (2) the termination occurs within the period beginning on the date of a change in control and ending on the last day of the twelfth month that begins after the month in which the change in control occurs. These persons also become eligible for benefits under the plan if the person terminates employment with the Company for any reason during a one-month period commencing six months following a change in control as defined in the plan.

     The plan requires the Company to make a cash payment in an amount equal to three hundred percent (300%) of the participant’s average total compensation over the prior three years preceding the change in control. If the Company’s auditors determine that the total payments made to a person result in an excise tax imposed by Internal Revenue Code §4999, the Company will make an additional cash payment to the person equal to an amount such that after payment by the person of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the additional payment, the person would retain an amount of the additional payment equal to the excise tax imposed upon the total payments.

     Immediately following a change in control, we are required to establish a trust and fund the trust with the amount of any payments which may become owing to persons entitled to receive benefits under the plan but only to the extent that the funding of the trust would not impair our working capital.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and those persons who beneficially own more than 10% of our outstanding shares of common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to us, we believe that during 2003 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Certain Relationships and Related Transactions.

     On January 30, 2002 the Company granted Guangzhou A-Share Technology Co. Ltd., a People’s Republic of China corporation (“GAST”), the right to sell DR-70® kits in Taiwan and Hong Kong during the one year period ending January 31, 2003. GAST was formed by Jeanne Lai, one of the voting trustees under the voting trust concerning 2,000,000 shares of our common stock held by Chinese Universal. Accordingly, GAST is considered a related party for financial reporting purposes. There are no minimum quantities or fixed payments required of either party to this agreement. During 2002, GAST purchased DR-70® kits at a total cost of $24,750. Oral distribution arrangements for Taiwan and Hong Kong continue with Mercy Bio-Technology, Co., Ltd, A-Share Technology Co., Ltd., and AMD Bio Technology Co., Ltd., companies related to GAST, based in Taiwan. During 2003, these companies purchased DR-70® kits at a total cost of $24,750.

Report of the Compensation Committee on Executive Compensation

     Our Compensation Committee has issued the following report:

     Compensation Philosophy. The Compensation Committee is responsible for developing and recommending the Company’s executive compensation policies to the board of directors. The executive compensation philosophy of the Company is to (i) attract and retain qualified management to run the business efficiently and guide the Company’s growth in both existing and new markets, (ii) establish a link between management compensation and the achievement of the Company’s annual and long-term performance goals, and (iii) recognize and reward individual initiative and achievement.

     Base Salaries. Base salaries for management employees are based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent, measured in terms of executive compensation offered by comparable companies in related businesses. Increases in base salaries are based upon the performance of the executive officers as evaluated by the Compensation Committee.

     Cash Bonuses. Cash bonuses are awarded, at the discretion of the Compensation Committee, to executive officers based in part on the overall financial performance of the Company and in part on the performance of the executive officer. The financial performance of the Company is measured by revenue and operating income growth and actual performance against budgeted performance.

     Stock Options. The company grants stock options as part of its strategy to attract and retain qualified persons as executive officers and to motivate such persons by providing them with an equity participation in the Company. During 2003, options to purchase an aggregate of 552,370 shares were granted to executives, directors and consultants of the Company.

     CEO Compensation. Mr. Dreher’s salary for fiscal 2003 was $330,000 in accordance with the terms of his Employment Agreement with the Company. On November 1, 2001, the board of directors approved an Executive Management Change in Control Severance Pay Plan, which provides the CEO with a cash severance payment equal to 300% of his average total compensation over the prior three years in the event of a change in control.

     Compensation Limitations. Under section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-base compensation and stock options provided certain requirements such as stockholder approval, are satisfied. The company plans to take actions, as necessary, to insure that its stock option plans and executive compensation plans qualify for exclusion.

William M. Thompson III, M.D.
Douglas C. MacLellan
Edward R. Arquilla, M.D., Ph.D.

COMPENSATION COMMITTEE

Report of the Audit Committee

     Our Audit Committee has issued the following report:

     Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the board of directors. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with the auditor’s independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. By recommending to the board of directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

William M. Thompson III, M.D.
Douglas C. MacLellan
Edward R. Arquilla, M.D., Ph.D.

AUDIT COMMITTEE

ITEM 2. APPROVAL OF THE 2004 STOCK OPTION PLAN

     On February 23, 2004, our board of directors adopted, subject to obtaining stockholder approval, our 2004 Stock Option Plan. The stock option plan provides for the grant to employees, officers, directors, consultants and independent contractors of non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986. The stock option plan terminates on February 22, 2014. The purpose of the stock option plan is to enable the Company to attract and retain qualified persons as employees, officers and directors and others whose services are required by the Company, and to motivate such persons by providing them with an equity participation in the Company. The stock option plan reserved 2,400,000 shares of our common stock for issuance, subject to adjustment upon occurrence of certain events affecting our capitalization.

     The stock option plan is administered by the board of directors, which has, subject to specified limitations, the full authority to grant options and establish the terms and conditions for vesting and exercise thereof. The exercise price of incentive stock options granted under the stock option plan is required to be no less than the fair market value of the common stock on the date of grant (110% in the case of a greater than 10% stockholder). The exercise price of non-qualified stock options is required to be no less than 85% of the fair market value of the common stock on the date of grant. Options may be granted for terms of up to 10 years (5 years in the case of incentive stock options granted to greater than 10% stockholders). No optionee may be granted incentive stock options such that the fair market value of the options, which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by, or ceases to have a relationship with us, such optionee’s options expire one year after termination by reason of death or permanent disability, thirty days after termination for cause and three months after termination for any other reason.

     In order to exercise an option granted under the stock option plan, the optionee must pay the full exercise price of the shares being purchased. Payment may be made either: (i) in cash; (ii) at the discretion of the board of directors, by delivering shares of common stock already owned by the optionee that have a fair market value equal to the applicable exercise price; or (iii) in the form of such other consideration as may be determined by the board of directors and permitted by applicable law.

     Subject to the foregoing, the board of directors has broad discretion to describe the terms and conditions applicable to options granted under the stock option plan. The board of directors may at any time discontinue granting options under the stock option plan or otherwise suspend, amend or terminate the stock option plan and may, with the consent of an optionee, make such modification of the terms and conditions of such optionee’s option as the board shall deem advisable. However, the board has no authority to make any amendment or modifications to the stock option plan or any outstanding option which would: (i) increase the maximum number of shares which may be purchased pursuant to options granted under the stock option plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments; (ii) change the designation of the class of employees eligible to receive qualified options; (iii) extend the term of the stock option plan or the maximum option period thereunder; (iv) decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the stock option plan, except in connection with certain antidilution adjustments; or (v) cause qualified stock options issued under the stock option plan to fail to meet the requirements of incentive stock options under Section 422 of the Internal Revenue Code. Any such amendment or modification shall be effective immediately, subject to stockholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the stock option plan.

     The stock option plan is designed to meet the requirements of an incentive stock option plan as defined in Internal Revenue Code Section 422. As a result, an optionee will realize no taxable income, for federal income tax purposes, upon either the grant of an incentive stock option under the stock option plan or its exercise, except that the difference between the fair market value of the stock on the date of exercise and the exercise price is included as income for purposes of calculating Alternative Minimum Tax. If no disposition of the shares acquired upon exercise is made by the optionee within two years from the date of grant or within one year from the date, the shares are transferred to the optionee, any gain realized upon the subsequent sale of the shares will be taxable as a capital gain. In such case, we will be entitled to no deduction for federal income tax purposes in connection with either the grant or the exercise of the option. If, however, the optionee disposes of the shares within either of the periods mentioned above, the optionee will realize earned income in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition if less) over the exercise price, and we will be allowed a deduction for a corresponding amount.

     As of the date of this proxy statement, we have granted an aggregate of 1,400,000 options to purchase shares of common stock under the 2004 Stock Option Plan, of which 256,300 are incentive stock options.

Vote Required; Board Recommendation

     The approval of the 2004 Stock Option Plan will require the affirmative vote of a majority of the outstanding shares of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2004 STOCK OPTION PLAN.

ITEM 3: PROPOSAL TO AUTHORIZE THE ISSUANCE OF UP TO 6,500,000 SHARES BELOW CURRENT MARKET PRICES

Background

     On January 8, 2004, we closed a private placement unit offering in which we raised approximate total net proceeds of $1,825,000, after deducting commissions and expenses of the placement agent and related costs. The unit offering consisted of the sale of 2,657,300 shares of common stock at $.80 per share and warrants to purchase 1,328,650 shares of common stock exercisable at $1.46 per share.

     If the warrants included in the units are exercised, we would receive up to approximately $1.85 million (net of expenses), but there can be no assurance that all or any these warrants will be exercised. Given the exercise price of the warrants, which exceeds the current market price of our common stock, it is unlikely that the warrant holders will exercise the warrants at this time or in the near future.

Need for Additional Financing

     The proceeds of the January 2004 unit offering provided us with sufficient cash to fund our operations at the current level through September 2005, excluding costs related to submissions to the FDA in respect of cancers other than the colon cancer application currently pending. Unless we substantially increase our revenues by that time or the warrants included in the units or other outstanding options or warrants are exercised, we will need to raise additional funds from the sale of our securities to maintain our operations and fund other FDA applications for DR-70®, which may include lung, ovarian and other cancers that we believe have large market potential. Management believes that the sale of restricted shares at up to a 25% discount from the then current market price is warranted and that management needs some flexibility in pricing these securities in order to successfully close an additional financing. The 6,500,000 shares of common stock that we may issue if this proposal is approved by our stockholders at the Annual Meeting are in addition, and are not related, to the shares issuable upon exercise of the warrants included in the units described above, for which stockholder approval was not required.

Need for Stockholder Approval

     In order to raise sufficient funds to maintain our operations, we may need to offer and sell shares of our common stock, or other securities that are convertible into or exercisable for shares of common stock, at a sale price (or having a conversion price or exercise price) per share less than the market value of our common stock at the time of issuance. Our board of directors has authorized the issuance of up to 6,500,000 shares of our common stock at a discount of up to 25% from the then current market price. For this purpose, the then current market price will be equal to the average closing price of our common stock as reported on the American Stock Exchange, or such other market on which our shares may be trading, for at least the five consecutive trading days immediately preceding the date of sale.

     Under Rule 713 of the Listing Standards, Policies and Requirements of the American Stock Exchange (“AMEX”), on which our common stock is listed, we are required to obtain stockholder approval in connection with any transaction, other than a public offering, that involves the issuance of common stock that equals 20% of more of our then-outstanding common stock if we issue the stock at a price below the greater of its book value or market value at the time of issuance. As of the record date, we had 21,892,748 shares of common stock outstanding. Accordingly, our proposed issuance of up to 6,500,000 shares of our common stock at below market prices is being submitted to the stockholders for approval in order to comply with the AMEX rules.

     Notwithstanding stockholder approval of this proposal, the listing on the AMEX of any of the 6,500,000 shares that we may issue following such stockholder approval will require AMEX approval of an application for the listing of these additional shares. In addition, our issuance of the shares will require that we comply with the registration requirements under applicable federal and state securities laws or determine that the issuance satisfies an applicable exemption from such registration requirements. Furthermore, stockholder approval does not obviate the need for compliance with the requirements of the Securities Exchange Act of 1934, as amended, or other AMEX requirements. For example, if we issue all or a substantial portion of these 6,500,000 shares in a reorganization transaction or in a sale for cash to a single purchaser or to a group of affiliated purchasers that could be deemed to control AMDL as a result of such purchase, then we may need to obtain further stockholder approval for such issuance and either we, or the purchasers, or both, may be required to file additional reports with the SEC.

     We have not determined the terms and conditions upon which we would issue the shares of common stock to be authorized for issuance in accordance with this proposal. We are not in negotiations with, nor have we identified, any potential purchasers. The terms and conditions of the issuance will be determined by our board of directors in its sole discretion. We cannot assure you that we will be able to sell the shares on terms satisfactory to AMDL. If this proposal is approved at our Annual Meeting, we will not solicit further authorization for the issuance of these shares by a vote of our stockholders prior to such issuance.

Increased Dilution

     We had 21,892,748 shares of common stock outstanding as of the record date, exclusive of (i) warrants to purchase 2,199,482 shares at an average exercise price of $1.27 per share, and (ii) options to purchase 3,848,185 shares at an average exercise price of $1.52 per share.

     The proposal that will be voted upon at our Annual Meeting is not related to our recent unit offering. If the proposal is approved and we issue an additional 6,500,000 shares of our common stock at below then current market prices representing a discount of up to 25%, our existing stockholders will incur significant dilution of their interests in AMDL. We would have approximately 28,500,000 shares of common stock outstanding if we issue all 6,500,000 shares to be authorized pursuant to this proposal, not including the shares issuable upon exercise of outstanding warrants and options. You should therefore consider the potential dilution in determining whether to approve this proposal.

Potential Negative Effect on our Stock Price

     If we issue 6,500,000 additional shares of our common stock in the future, a substantial portion of those shares will become eligible for sale in the public markets, subject to certain volume limitations, after expiration of the one year holding period required under Rule 144 of the Securities Act of 1933, and all of the shares could be eligible for sale in the public markets after two years pursuant to Rule 144(k), without any volume limitations. These shares could become eligible for resale in the public markets earlier if, in connection with the sale the shares, we agree to file a registration statement with the Securities and Exchange Commission covering the resale of the shares. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.

     In connection with our unit offering, we filed with the Securities and Exchange Commission a registration statement on Form S-3 covering the resale, from time to time, of shares of common stock issued and the shares issuable upon the exercise of the warrants included in the units, all of which are eligible for resale in the public markets. You should consider this recent substantial increase in shares eligible for sale, together with the potential impact of other outstanding shares eligible for future sale in the public markets, in determining whether to approve this proposal.

Vote Required; Board Recommendation

     The approval of our proposed issuance of up to 6,500,000 shares of common stock at a price less than market value will require the affirmative vote of at least a majority of the votes cast by the holders of shares of common stock present or represented at the meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE ISSUANCE OF UP TO 6,500,000 ADDITIONAL SHARES OF OUR COMMON STOCK AT A DISCOUNT OF UP TO 25% FROM THE THEN CURRENT MARKET PRICE AT THE TIME OF ISSUANCE.

ITEM 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors recommends the ratification of the appointment of Corbin & Company, LLP as independent public accountants, to audit our financial statements for the year ending December 31, 2003 and to perform other appropriate services as directed by our management and board of directors.

     A proposal will be presented at the meeting to appoint Corbin & Company, LLP as independent public accountants. It is expected that a representative of Corbin & Company, LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the stockholders do not ratify Corbin & Company, LLP by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent public accountants will be considered by the board of directors.

Vote Required; Board Recommendation

     The ratification of Corbin & Company, LLP as our independent public accountants will require the affirmative vote of the holders of at least a majority of the shares of our common stock present or represented at the meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CORBIN & COMPANY, LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

ITEM 5: OTHER MATTERS

     Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person or persons acting under the proxy.

INDEPENDENT ACCOUNTANTS

Appointment of Auditors

     The Audit Committee, which is composed entirely of independent directors, has selected Corbin & Company LLP as independent accountants to audit our books, records and accounts for the year 2004. Corbin & Company LLP previously audited our financial statements during the two fiscal years ended December 31, 2003 and 2002.

Audit and Non-Audit Fees

     Aggregate fees for professional services rendered to the Company by Corbin & Company LLP, and its predecessor firm Corbin & Wertz for the years ended December 31, 2003 and 2002 were as follows:

Services Provided	2003	2002
Audit Fees	$43,000	$33,800
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$50,605	$15,110
Total	$93,605	$48,910

Audit Fees

     The aggregate fees billed for the years ended December 31, 2003 and 2002 were for the audits of our financial statements and reviews of our interim financial statements included in our annual and quarterly reports.

Audit Related Fees

     There were no fees billed for the years ended December 31, 2003 and 2002 for the audit or review of our financial statement that are not reported under Audit Fees.

Tax Fees

     There were no fees billed for the years ended December 31, 2003 and 2002 for professional services related to tax compliance, tax advice and tax planning.

All Other Fees

     The aggregate fees billed for the years ended December 31, 2003 and 2002 were for services other than the services described above. These services include attendance and preparation for shareholder and audit committee meetings, consultation on accounting, on internal control matters and review of and consultation on our registration statements and issuance of related consents (Forms S-3 and S-8).

Audit Committee Pre-Approval Policies and Procedures

     The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Corbin & Company LLP and the estimated fees related to these services.

PROPOSALS FOR THE NEXT ANNUAL MEETING

     Stockholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by us on or before March 19, 2005 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

     A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by June 1, 2005. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will not have discretionary authority to vote on the proposal. In addition, the proposal must contain the specific information required by our Bylaws, a copy of which may be obtained by writing to our Secretary.

COMMUNICATION WITH THE BOARD OF DIRECTORS

     Stockholders may communicate with the board of directors by sending correspondence, address to Gary L. Dreher, Secretary, at our corporate headquarters with an instruction to forward the communication to a particular director. Our Secretary will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to: Investor Relations, AMDL, Inc. 2492 Walnut Avenue, Suite 100, Tustin, California 92780; telephone: (949) 505-4460. Any stockholder who wants to receive separate copies of our Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

FINANCIAL AND OTHER INFORMATION

     Our financial statements have been included as part of our Annual Report enclosed with this Proxy Statement. The financial statements and notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” from the Form 10-KSB for the year ended December 31, 2003 are incorporated by reference.

     We will provide to each person solicited, without charge except for exhibits, upon request in writing

REQUEST TO RETURN PROXIES PROMPTLY

     A proxy is enclosed for your use. Please mark, date, sign and return the proxy at your earliest convenience in the envelope provided. A prompt return of your proxy will be appreciated.

By order of the board of directors,

President, Chief Executive Officer and Secretary

Tustin, California
August 19, 2004

AMDL, INC. PROXY — 2003 ANNUAL MEETING

Solicited on behalf of the board of directors for the Annual Meeting September 27, 2004

     The undersigned, a stockholder of AMDL, Inc., a Delaware corporation, appoints Gary L. Dreher his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AMDL, Inc. to be held at the offices of Preston Gates & Ellis LLP, 1900 Main Street, Suite 600, Irvine, California 92614 on Monday, September 27, 2004, at 10:00 a.m. (local time), and any adjournment thereof, with respect to the following matters which are more fully explained in our proxy statement dated August 19, 2004 receipt of which is acknowledged by the undersigned:

ITEM 1:            ELECTION OF DIRECTORS.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

William M. Thompson, III, M.D.	Douglas C. MacLellan
Gary L. Dreher	Marvin E. Rosenthale, Ph.D.
Edward R. Arquilla, M.D., Ph.D.

ITEM 2:           APPROVAL OF 2004 STOCK OPTION PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

ITEM 3:           APPROVAL OF STOCK ISSUANCE PROPOSAL

☐	FOR	☐	AGAINST	☐	ABSTAIN

ITEM 4:           RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

☐	FOR	☐	AGAINST	☐	ABSTAIN

ITEM 5:           OTHER MATTERS. The board of directors at present knows of no other matters to be brought before the Annual Meeting.

     This proxy, when properly executed, will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the board of directors and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.

DATED:_________________________________________, 2004

Signature of Stockholder

Signature of Stockholder if held jointly

PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY
Trustees, Guardians, Personal and other Representatives, please indicate full titles.

IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING ☐